Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Reports Third Quarter 2019 Results

Nashville, Tenn., October 29, 2019 – HCA Healthcare, Inc. (NYSE: HCA) today announced financial and operating results for the third quarter ended September 30, 2019.

Key third quarter metrics (all percentage changes compare 3Q 2019 to 3Q 2018 unless otherwise noted):

•	Revenues totaled $12.694 billion

•	Net income attributable to HCA Healthcare, Inc. totaled $612 million, or $1.76 per diluted share

•	Adjusted EBITDA totaled $2.285 billion

•	Cash flows from operating activities totaled $2.126 billion

•	Same facility equivalent admissions and same facility admissions increased 4.2 percent and 3.2 percent, respectively

Revenues in the third quarter of 2019 increased to $12.694 billion, compared to $11.451 billion in the third quarter of 2018. Net income attributable to HCA Healthcare, Inc. totaled $612 million, or $1.76 per diluted share, compared to $759 million, or $2.15 per diluted share, in the third quarter of 2018. Results for the third quarter of 2019 include losses on retirement of debt of $211 million, or $0.47 per diluted share. Third quarter of 2018 results included gains on sales of facilities of $6 million, or $0.01 per diluted share, and losses on retirement of debt of $9 million, or $0.02 per diluted share.

For the third quarter of 2019, Adjusted EBITDA totaled $2.285 billion, compared to $2.096 billion in the third quarter of 2018. Adjusted EBITDA is a non-GAAP financial measure. A table providing supplemental information on Adjusted EBITDA and reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

Same facility admissions and equivalent admissions increased 3.2 percent and 4.2 percent, respectively, in the third quarter of 2019 compared to the prior year period. Same facility emergency room visits increased 4.1 percent in the third quarter of 2019, compared to the prior year period. Same facility inpatient surgeries increased 2.2 percent, and same facility outpatient surgeries increased 2.6 percent in the third quarter of 2019, compared to the same period of 2018. Same facility revenue per equivalent admission increased 2.0 percent in the third quarter of 2019, compared to the third quarter of 2018.

Salaries and benefits, supplies and other operating expenses totaled $10.413 billion, or 82.0 percent of revenues, in the third quarter of 2019, compared to $9.364 billion, or 81.8 percent of revenues, in the third quarter of 2018.

Nine Months Ended September 30, 2019

Revenues for the nine months ended September 30, 2019 totaled $37.813 billion, compared to $34.403 billion in the same period of 2018. Net income attributable to HCA Healthcare, Inc. was $2.434 billion, or $6.98 per diluted share, compared to $2.723 billion, or $7.65 per diluted share, for the first nine months of 2018. Results for the nine months ended September 30, 2019 include gains on sales of facilities of $17 million, or $0.04 per diluted share and losses on retirement of debt of $211 million, or $0.47 per diluted share. Results for the nine months ended September 30, 2018 included gains on sales of facilities of $420 million, or $0.89 per diluted share, and losses on retirement of debt of $9 million, or $0.02 per diluted share.

Balance Sheet and Cash Flows from Operations

As of September 30, 2019, HCA Healthcare, Inc.’s balance sheet reflected cash and cash equivalents of $559 million, total debt of $34.245 billion, and total assets of $43.912 billion. During the third quarter of 2019, capital expenditures totaled $1.139 billion, excluding acquisitions. Cash flows provided by operating activities in the third quarter totaled $2.126 billion, compared to $1.721 billion in the third quarter of 2018.

During the third quarter of 2019, the Company redeemed certain senior secured notes and recognized pretax losses on retirement of debt totaling $211 million, or $0.47 per diluted share, for these redemptions.

The Company repurchased 1.846 million shares of its common stock at a cost of $239 million during the third quarter of 2019. For the nine months ended September 30, 2019, the Company repurchased 5.880 million shares at a cost of $759 million. The Company had $1.513 billion remaining under its existing repurchase authorization as of the end of September 30, 2019.

Dividend

HCA today announced that its Board of Directors declared a quarterly cash dividend of $0.40 per share on the Company’s common stock. The dividend will be paid on December 27, 2019 to stockholders of record at the close of business on December 2, 2019.

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations and contractual restrictions. Future dividends are expected to be funded by cash balances and future cash flows from operations.

2019 Revised Guidance

The 2019 revised guidance ranges for the year are as follows:

2019 Guidance Range
Revenues	$50.5 to $51.5 billion
Adjusted EBITDA	$9.65 to $9.85 billion
EPS (diluted)	$10.30 to $10.65 per diluted share
Capital Expenditures	Approximately $3.8 billion

The Company’s 2019 guidance contains a number of assumptions, including:

•	2019 guidance includes an estimated financial impact of the Company’s Mission Health acquisition, which closed February 1, 2019.

•	2019 guidance excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claim costs and impairments of long-lived assets.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling forecasted net income attributable to HCA Healthcare, Inc. to forecasted Adjusted EBITDA is included in this release.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

Earnings Conference Call

HCA will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1234730&tp_key=ab2d64f271 or through the Company’s Investor Relations web page at www.hcahealthcare.com.

About the Company

As of September 30, 2019, HCA operated 184 hospitals and approximately 2,000 sites of care, including surgery centers, freestanding emergency rooms, urgent care centers and physician clinics, in 21 states and the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s financial guidance for the year ending December 31, 2019, as well as other statements that do not relate solely to historical or current facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Reform Law”), including the effects of court challenges to, any repeal of, or changes to, the Health Reform Law or additional changes to its implementation, the possible enactment of additional federal or state health care reforms and possible changes to other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011, and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs or Medicaid waiver programs, that may impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (9) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence of and effects related to infectious diseases, (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) the impact of potential cybersecurity incidents or security breaches, (22) our ongoing ability to demonstrate meaningful use of certified electronic health record technology, (23) the impact of natural disasters, such as hurricanes and floods, or similar events beyond our control, (24) the effects of the 2017 Tax Cuts and Jobs Act, including potential legislation or interpretive guidance that may be issued by federal and state taxing authorities or other standard-setting bodies, and (25) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2018 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

Third Quarter

(Dollars in millions, except per share amounts)

	2019		2018
	Amount	Ratio	Amount	Ratio
Revenues	$12,694	100.0%	$11,451	100.0%

Salaries and benefits	5,971	47.0	5,377	46.9
Supplies	2,090	16.5	1,890	16.5
Other operating expenses	2,352	18.5	2,097	18.4
Equity in earnings of affiliates	(4)	—	(9)	(0.1)
Depreciation and amortization	647	5.1	582	5.1
Interest expense	448	3.5	442	3.9
Gains on sales of facilities	—	—	(6)	(0.1)
Losses on retirement of debt	211	1.7	9	0.1

	11,715	92.3	10,382	90.7

Income before income taxes	979	7.7	1,069	9.3

Provision for income taxes	215	1.7	173	1.5

Net income	764	6.0	896	7.8

Net income attributable to noncontrolling interests	152	1.2	137	1.2

Net income attributable to HCA Healthcare, Inc.	$612	4.8	$759	6.6

Diluted earnings per share	$1.76		$2.15

Shares used in computing diluted earnings per share (millions)	347.487		353.639

Comprehensive income attributable to HCA Healthcare, Inc.	$582		$754

HCA Healthcare, Inc.
Condensed Consolidated Comprehensive Income Statements
For the Nine Months Ended September 30, 2019 and 2018
(Dollars in millions, except per share amounts)
	2019		2018
	Amount	Ratio	Amount	Ratio
Revenues	$37,813	100.0%	$34,403	100.0%

Salaries and benefits	17,455	46.2	15,940	46.3
Supplies	6,249	16.5	5,722	16.6
Other operating expenses	7,013	18.6	6,325	18.5
Equity in earnings of affiliates	(23)	(0.1)	(25)	(0.1)
Depreciation and amortization	1,902	4.9	1,697	4.9
Interest expense	1,386	3.7	1,309	3.8
Gains on sales of facilities	(17)	—	(420)	(1.2)
Losses on retirement of debt	211	0.6	9	—

	34,176	90.4	30,557	88.8

Income before income taxes	3,637	9.6	3,846	11.2

Provision for income taxes	765	2.0	702	2.1

Net income	2,872	7.6	3,144	9.1

Net income attributable to noncontrolling interests	438	1.2	421	1.2

Net income attributable to HCA Healthcare, Inc.	$2,434	6.4	$2,723	7.9

Diluted earnings per share	$6.98		$7.65

Shares used in computing diluted earnings per share (millions)	348.712		356.124

Comprehensive income attributable to HCA Healthcare, Inc.	$2,354		$2,735

HCA Healthcare, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	September 30,	June 30,	December 31,
	2019	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$559	$2,430	$502
Accounts receivable	7,131	7,219	6,789
Inventories	1,769	1,826	1,732
Other	1,310	1,394	1,190

Total current assets	10,769	12,869	10,213

Property and equipment, at cost	46,295	45,369	42,965
Accumulated depreciation	(24,293)	(23,902)	(23,208)

	22,002	21,467	19,757

Investments of insurance subsidiaries	357	342	362
Investments in and advances to affiliates	243	247	232
Goodwill and other intangible assets	8,160	8,140	7,953
Right-of-use operating lease assets	1,770	1,787	—
Other	611	597	690

	$43,912	$45,449	$39,207

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,610	$2,609	$2,577
Accrued salaries	1,669	1,497	1,580
Other accrued expenses	2,697	2,782	2,624
Long-term debt due within one year	148	2,073	788

Total current liabilities	7,124	8,961	7,569

Long-term debt, less debt issuance costs and discounts of $244, $252 and $157	34,097	34,120	32,033
Professional liability risks	1,349	1,354	1,275
Right-of-use operating lease obligations	1,440	1,460	—
Income taxes and other liabilities	1,349	1,324	1,248

EQUITY (DEFICIT)
Stockholders’ deficit attributable to HCA Healthcare, Inc.	(3,565)	(3,902)	(4,950)
Noncontrolling interests	2,118	2,132	2,032

Total deficit	(1,447)	(1,770)	(2,918)

	$43,912	$45,449	$39,207

HCA Healthcare, Inc.

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2019 and 2018

(Dollars in millions)

	2019	2018
Cash flows from operating activities:
Net income	$2,872	$3,144
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	(93)	(161)
Inventories and other assets	(95)	(136)
Accounts payable and accrued expenses	(118)	150
Depreciation and amortization	1,902	1,697
Income taxes	51	—
Gains on sales of facilities	(17)	(420)
Losses on retirement of debt	211	9
Amortization of debt issuance costs and discounts	23	23
Share-based compensation	263	204
Other	98	76

Net cash provided by operating activities	5,097	4,586

Cash flows from investing activities:
Purchase of property and equipment	(2,884)	(2,420)
Acquisition of hospitals and health care entities	(1,592)	(1,056)
Disposition of hospitals and health care entities	49	802
Change in investments	35	65
Other	17	(6)

Net cash used in investing activities	(4,375)	(2,615)

Cash flows from financing activities:
Issuance of long-term debt	6,451	2,000
Net change in revolving credit facilities	(30)	(330)
Repayment of long-term debt	(5,289)	(1,652)
Distributions to noncontrolling interests	(404)	(315)
Payment of debt issuance costs	(71)	(24)
Payment of cash dividends	(414)	(366)
Repurchase of common stock	(759)	(1,195)
Other	(145)	(232)

Net cash used in financing activities	(661)	(2,114)

Effect of exchange rate changes on cash and cash equivalents	(4)	(11)

Change in cash and cash equivalents	57	(154)
Cash and cash equivalents at beginning of period	502	732

Cash and cash equivalents at end of period	$559	$578

Interest payments	$1,492	$1,422
Income tax payments, net	$714	$702

HCA Healthcare, Inc.

Operating Statistics

	Third Quarter			For the Nine Months Ended September 30,
	2019	2018		2019	2018
Operations:
Number of Hospitals	184	179		184	179
Number of Freestanding Outpatient Surgery Centers	125	122		125	122
Licensed Beds at End of Period	48,588	47,060		48,588	47,060
Weighted Average Licensed Beds	48,535	46,909		48,335	46,755
Reported:
Admissions	527,284	497,899		1,568,733	1,500,382
% Change	5.9%			4.6%
Equivalent Admissions	918,964	854,940		2,712,339	2,555,151
% Change	7.5%			6.2%
Revenue per Equivalent Admission	$13,814	$13,394		$13,941	$13,464
% Change	3.1%			3.5%
Inpatient Revenue per Admission	$14,192	$13,642		$14,297	$13,716
% Change	4.0%			4.2%
Patient Days	2,530,221	2,391,127		7,667,666	7,293,152
% Change	5.8%			5.1%
Equivalent Patient Days	4,410,715	4,106,404		13,257,395	12,420,238
% Change	7.4%			6.7%
Inpatient Surgery Cases	143,215	137,156	*	421,051	409,595	*
% Change	4.4%			2.8%
Outpatient Surgery Cases	249,177	236,801	*	743,464	715,297	*
% Change	5.2%			3.9%
Emergency Room Visits	2,269,364	2,139,375		6,810,141	6,589,825
% Change	6.1%			3.3%
Outpatient Revenues as a Percentage of Patient Revenues	39.0%	38.7%		38.7%	38.2%
Average Length of Stay (days)	4.799	4.802		4.888	4.861
Occupancy	56.7%	55.4%		58.1%	57.1%

Same Facility:
Admissions	499,436	483,772		1,489,878	1,458,567
% Change	3.2%			2.1%
Equivalent Admissions	862,526	827,734		2,553,651	2,479,564
% Change	4.2%			3.0%
Revenue per Equivalent Admission	$13,721	$13,451		$13,858	$13,501
% Change	2.0%			2.6%
Inpatient Revenue per Admission	$14,243	$13,661		$14,344	$13,733
% Change	4.3%			4.4%
Inpatient Surgery Cases	135,379	132,509		398,215	395,679
% Change	2.2%			0.6%
Outpatient Surgery Cases	235,853	229,825		705,699	694,783
% Change	2.6%			1.6%
Emergency Room Visits	2,161,245	2,075,219		6,500,579	6,399,026
% Change	4.1%			1.6%

*	Reclassifications between inpatient surgery cases and outpatient surgery cases for 2018 have been made to conform to the 2019 presentation.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	Third Quarter		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$12,694	$11,451	$37,813	$34,403

Net income attributable to HCA Healthcare, Inc.	$612	$759	$2,434	$2,723
Gains on sales of facilities (net of tax)	—	(5)	(13)	(318)
Losses on retirement of debt (net of tax)	162	7	162	7

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt (a)	774	761	2,583	2,412
Depreciation and amortization	647	582	1,902	1,697
Interest expense	448	442	1,386	1,309
Provision for income taxes	264	174	810	602
Net income attributable to noncontrolling interests	152	137	438	421

Adjusted EBITDA (a)	$2,285	$2,096	$7,119	$6,441

Adjusted EBITDA margin (a)	18.0%	18.3%	18.8%	18.7%
Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$1.76	$2.15	$6.98	$7.65
Gains on sales of facilities	—	(0.01)	(0.04)	(0.89)
Losses on retirement of debt	0.47	0.02	0.47	0.02

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt (a)	$2.23	$2.16	$7.41	$6.78

Shares used in computing diluted earnings per share (millions)	347.487	353.639	348.712	356.124

(a)

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities and losses on retirement of debt, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2019 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending December 31, 2019
	Low	High
Revenues	$50,500	$51,500

Net income attributable to HCA Healthcare, Inc. (a)	$3,595	$3,720
Depreciation and amortization	2,550	2,575
Interest expense	1,825	1,850
Provision for income taxes	1,090	1,115
Net income attributable to noncontrolling interests	590	590

Adjusted EBITDA (a) (b)	$9,650	$9,850

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$10.30	$10.65
Shares used in computing diluted earnings per share (millions)	349.200	349.200

The Company’s forecasted guidance range is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)

The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets because the Company does not believe that it can forecast these items with sufficient accuracy.

(b)

Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.